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                            PETROMINERALS CORPORATION
                                  27241 BURBANK
                      FOOTHILL RANCH, CALIFORNIA 92610-2500




September  10,  2001


Dear  Shareholder:
     The 2001 Annual Meeting of Shareholders of Petrominerals Corporation (the "Company") has been rescheduled for Thursday, September 27, 2001 at 10: 30 A.M. at the offices of the Corporation, 27241 Burbank, Foothill Ranch, California 92610.
Prior to mailing its Proxy Statements to its shareholders, the Company experienced difficulties in the printing of such materials which were beyond its control. Due to the foregoing difficulties, the Proxy Statements were mailed later than planned. Consequently, brokers may be unable to vote a significant portion of the shares registered in their name by the originally scheduled meeting date. In order to give all shareholders, particularly those whose shares are held by their brokers, an opportunity to vote on the matters to be considered at the meeting, the Annual Meeting has been rescheduled.
     A new Notice of Rescheduled Annual Meeting appears on the following page. The Proxy Statement that is included accurately describes the matters to be acted upon at the Annual Meeting.

Very truly yours,

/s/ Morris  V.  Hodges
    President







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                            PETROMINERALS CORPORATION
                                  27241 BURBANK
                      FOOTHILL RANCH, CALIFORNIA 92610-2500

              NOTICE OF RESCHEDULED ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 27, 2001


To  the  Shareholders  of
Petrominerals  Corporation:


     The 2001 Rescheduled Annual Meeting of Shareholders of Petrominerals Corporation will be held at the offices of the Corporation, 27241 Burbank, Foothill Ranch, California 92610 on Thursday, September 27, 2001 at 10: 30 A.M. for the purpose of considering and acting upon the following matters:

(1)     To  elect  a  Board  of  five  (5)  directors;

(2) To ratify the appointment of the accounting firm of Brown, Armstrong, Randall, Reyes, Paulden & McCown as the Company's independent auditors;

(3) To vote upon a shareholder proposal. [See "Shareholder Proposal For 2001 Annual Meeting", and

(4) To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors has fixed the date of August 22, 2001 as the Record Date for the Annual Meeting, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Everett L. Hodges
    Secretary

September  10,  2001
Foothill  Ranch,  California